Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

McKenzie Bay International, Ltd.

Farmington Hills, Michigan

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 20, 2005, relating to the consolidated financial statements of McKenzie Bay International, Ltd which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Grand Rapids, Michigan

February 24, 2006